SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934



            Date of Report (Date of earliest event reported):

                             April 27, 1999


                         TAMPA ELECTRIC COMPANY
         (Exact name of registrant as specified in its charter)




     FLORIDA                       1-5007              59-0475140
(State or other jurisdiction    (Commission file     (IRS Employer
   of incorporation)                 Number)       Identification No.)


702 North Franklin Street, Tampa Florida               33602
  (Address of principal executive offices)          (Zip code)

Registrant's telephone number, including area code: (813) 228-4111




















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Item 5.   Other Events

     The Board of Directors of Tampa Electric Company announced the election of Robert D. Fagan as Chief Executive Officer, effective June 1, 1999. He assumes the CEO duties of Girard F. Anderson, 67, who will continue as Chairman of the Board through the end of the year.
     Bob Fagan, 54, has served as president of PP&L Global, Inc., since 1994. PP&L Global, in Fairfax, Va., is a subsidiary of PP&L Resources, Inc., a Fortune 500 company based in Allentown, Pa., which also operates an electric utility serving 1.3 million customers in Pennsylvania.
     PP&L Global, Inc., is a diversified energy holding company whose charter is to develop and acquire energy-related assets worldwide.
     Before joining PP&L, Fagan was vice president and general manager of Mission Energy Company, the power development arm of Edison International, one of the nation s largest utilities. He w a s responsible for the management of Mission Energy s significant North American operations.
     In addition to his domestic experience, Fagan has extensive international experience. While he was president of PP&L Global, the company committed to invest more than $2.3 billion in power projects throughout the United States, Europe and South America.
     Fagan has two degrees from Dartmouth, a B.A. degree in Engineering Science and an M.E. degree in Chemical Engineering.



























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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated:    April 27, 1999           Tampa Electric Company



                                   By:/s/ G. L. Gillette
                                          G. L. Gillette
                                     Vice President-Finance,
                                   and Chief Financial Officer
                                  (Principal Financial Officer)

































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